#2650

                                             CORPORATE COMMUNICATIONS DIVISION
GRACE NEWS
                                             W. R. Grace & Co.
                                             One Town Center Road
                                             Boca Raton, FL 33486-1010


CONTACT: Chuck Suits or Mary Lou Kromer   407/362-2600 or
                                          800/GRACE99


                     GRACE REPORTS SECOND QUARTER RESULTS
             EARNINGS PER SHARE OF $3.45 INCLUDES DIVESTMENT GAINS
                            AND OTHER SPECIAL ITEMS
                    PRE-TAX OPERATING INCOME UP 20 PERCENT

         BOCA RATON, FL, July 29, 1996 -- W. R. Grace & Co. (NYSE: GRA) today reported second quarter earnings per share of $3.45, including $2.67 per share attributable to special items. Excluding special items, net earnings were $.78 per share compared to $.83 per share in the year-ago quarter. Highlights of the results are as follows:

 o In continuing operations (Packaging and Specialty Chemicals): sales increased 2% to $949 million; pretax operating earnings increased 20% to $102 million; and earnings per share (before special items) increased 11% to $.52 compared to the prior year's second quarter.

 o In discontinued operations (Health Care): sales increased 8% to $566 million; and pretax operating earnings (before accounting for "OBRA 93" and other special charges) rose 16%. Including these items, operating income declined 23%.

 o The Company realized $3.00 per share gains from the divestment of the Dearborn water treatment and Agracetus transgenic plant businesses and recorded special charges totaling $.38 per share, principally related to restructuring the company's European Packaging operations.

         "Our second quarter results show progress toward our goal of becoming a top-quartile performer," said Albert J. Costello, chairman, president and chief executive officer. "Revenue growth in our largest business, Grace Packaging, did not meet our expectations, as a number of events simultaneously impacted that business. Grace Davison delivered on target, and Construction Products had an outstanding quarter.

         "The New Grace is distinguished by four key competitive advantages: technological innovation; customer partnerships founded on that technological innovation; an unparalleled global presence that enhances those partnerships; and number one market positions in our key businesses. Over the past 14 months we have moved aggressively on three fronts to focus Grace on creating value. First, we eliminated $100 million in overhead for 1996. Second, we are divesting non-core businesses, including National Medical Care, to focus on our core franchises. And third, we are managing our capital more efficiently. Our core strengths, combined with our plans to increase operating efficiencies in manufacturing and research and development, are the foundation for our future growth in sales, cash flow and earnings per share."

         During the quarter Grace repurchased 5.8 million shares. Since the repurchase program was initiated, the company has repurchased 7.9 million shares. A higher effective tax rate in the quarter compared to a year ago impacted results by eight cents per share.

Packaging and Specialty Chemicals:
- ----------------------------------

         The second quarter earnings improvement from continuing operations compared to the year-ago quarter was primarily driven by reduced overhead expenses. In addition, results for Construction Products were up sharply, resulting from revenue gains in all products in all regions as well as lower operating costs.

     Packaging's pretax operating income declined four percent on essentially flat revenues. Demand for higher margin products for fresh and processed meats was weak due to the effects of Mad Cow Disease in Europe and Japan, and lower pork production in North America, driven by steep increases in feed costs. While these trends are continuing in the second half, the impact on earnings is expected to be partly offset by cost reductions in Europe and North America now being implemented. Markets for display films were weak in all regions. However, Packaging experienced growth in developing markets and improved demand for lower margin products.

     Catalysts and silicas improved results on the strength of fluid cracking catalysts ("FCCs") in Europe, silicas and adsorbents in Europe and Latin America, and polyolefin catalysts worldwide, as well as lower costs. Earnings from FCCs in North America declined due to continued volume weakness and resultant pricing pressures.

     Container results were modestly higher, as lower costs offset the impact of unfavorable exchange rates and continued weakness in several Asia Pacific markets. Subsequent to the end of the second quarter, Container's operations were merged into the Packaging division to more effectively leverage technology synergies in the global packaging business.

Health Care:
- ------------

     Pretax operating earnings from health care rose 16 percent in the second quarter, excluding $20 million of 1995 second quarter earnings related to reimbursement no longer allowed under federal budget (OBRA `93) legislation, and excluding $9 million of special charges in the current quarter. Including these items, operating income declined 23 percent. The higher earnings primarily came from medical products, which increased sharply on higher sales volume and lower costs for renal products. Earnings for dialysis services declined modestly despite 7.8 percent higher domestic treatments and a nearly 50 percent increase in international treatments. Earnings for homecare declined due to continued margin pressures from managed care pricing.

     Grace is a leading global supplier of flexible packaging and specialty chemicals, and a leading provider of specialized health care services.


                                      ###

                               W. R. Grace & Co.
                   Consolidated Statement of Operations (a)
                           For Quarter Ended June 30
                           -------------------------
                         ($ Millions Except Per Share)



                                                 Second Quarter          Year-To-Date
                                                1996        1995      1996          1995

Sales                                          $ 948.9    $ 932.3   $1,834.9     $1,785.7
Other income                                      14.1        4.5       17.9          8.8
     Total                                     $ 963.0    $ 936.8   $1,852.8     $1,794.5

Cost of goods sold and operating expenses      $ 572.0    $ 551.0   $1,103.8     $1,052.2
Selling, general and administrative expenses     206.4      229.1      405.7        468.2(c)
Depreciation and amortization                     46.4       40.2       91.9         78.4
Interest expense and related financing costs      18.3       18.7       36.7         34.5
Research and development expenses                 29.0       33.0       57.8         65.0
(Gain) on sale of businesses (b)                (326.4)         -     (326.4)           -
Restructuring                                     53.7          -       53.7            -
     Total                                     $ 599.4    $ 872.0   $1,423.2     $1,698.3

Income before income taxes                     $ 363.6    $  64.8   $  429.6     $   96.2

Provision for income taxes                       130.5       19.8      154.9         28.3

Income from continuing operations              $ 233.1    $  45.0   $  274.7     $   67.9
Income from discontinued operations              100.8       33.7      122.8         58.3
    Net Income                                 $ 333.9    $  78.7   $  397.5     $  126.2

Earnings per share
- ------------------
     Continuing operations                     $  2.41    $   .47   $   2.82     $    .71
     Discontinued operations                      1.04        .36       1.27          .62
     Net Income                                $  3.45    $   .83   $   4.09     $   1.33

Average number of shares (millions)               96.6       95.1       97.3         94.6

(a) 1995 results have been restated to reflect the classification of the health care segment as a discontinued operation in the second quarter of 1995.
(b)  Includes divestment of Grace Dearborn and Biopesticides.
(c) Includes a $20.0 million pretax charge ($12.5 after-tax) for matters relating to corporate governance.

                               W. R. Grace & Co.
                               Operating Results
                             Quarter Ended June 30
                             ---------------------
                         ($ Millions Except Per Share)


                                                                                                Percent
                                                                     1996             1995       Change
Sales - Specialty Chemicals                                        $   948.9        $   932.3       1.8 %
Operating Income - Specialty Chemicals                             $   102.1        $    85.3      19.7
Other Expenses / (Income):
    Interest/Financing (a)                                         $    18.3        $    18.7      (2.1)
    Other                                                               (7.0)(c)          1.8        ND
    Total Other Expenses                                           $    11.3        $    20.5     (44.9)
Pretax Operating Earnings                                          $    90.8        $    64.8      40.1
Provision for Income Taxes                                              35.4             19.8      78.8
Net Operating Income before Special Items                          $    55.4        $    45.0      23.1 %
Special Items - after-tax - Chemicals / Corporate:
    Restructuring                                                      (32.4)               -        ND
    Gain on Sale of Dearborn                                           210.1                -        ND
Net Income from Continuing Operations                              $   233.1        $    45.0     418.0
Net Income from Discontinued Operations - Health Care (b)               21.4             33.7     (36.5)
Gain on Sale of Agracetus (after-tax)                                   79.4                -        ND
Net Income                                                         $   333.9        $    78.7     324.3 %

Earnings  Per Share
- -------------------
    From Continuing Operations                                     $    2.41        $     .47     412.8 %
    From Discontinued Operations                                        1.04              .36     188.9
    Net Income                                                     $    3.45        $     .83     315.7 %

Earnings Per Share (before special and one-time items)
- ------------------------------------------------------
    From Operations - Specialty Chemicals                          $     .52        $     .47      10.6 %
    From Discontinued Operations - Health Care                           .26              .36     (27.8)
    Operating Earnings                                             $     .78        $     .83      (6.0)%

Average Number of Shares (Millions)                                     96.6             95.1

(a) After an allocation of interest/financing expenses to discontinued operations.

(b) Discontinued Operations - Health Care
    -------------------------------------
    Sales                                                          $   565.5        $   523.5       8.0 %
    Operating Income                                               $    63.3 (d)    $    81.7     (22.5)
    Interest/Financing Expenses                                         24.4             21.6      13.0
    Pretax Operating Earnings                                           38.9             60.1     (35.3)
    Provision for Income Taxes                                          17.5             26.4     (33.7)
    Net Income from Discontinued operations                        $    21.4        $    33.7     (36.5)%

(c) Includes $7.5 ($4.6 after-tax) of non-operating interest income.

(d) Includes $8.5 ($3.9 after-tax) of one-time charges.

                              W. R. Grace & Co.
                               Operating Results
                           Six Months Ended June 30
                           ------------------------
                         ($ Millions Except Per Share)


                                                                                                       Percent
                                                                           1996            1995        Change

Sales - Specialty Chemicals                                             $ 1,834.9       $ 1,785.7        2.8 %
Operating Income - Specialty Chemicals                                  $   186.0       $   153.7       21.0
Other Expenses / (Income):
     Interest/Financing (a)                                             $    36.7       $    34.5        6.4
     Other                                                                   (7.5)(c)         3.0         ND
     Total Other Expenses                                               $    29.2       $    37.5      (22.1)
Pretax Operating Earnings                                               $   156.8       $   116.2       34.9
Provision for Income Taxes                                                   59.8            35.8       67.0
Net Operating Income before Special Items                               $    97.0       $    80.4       20.6 %
Special Items - after-tax - Chemicals / Corporate:
     Restructuring                                                          (32.4)             --         ND
     Gain on Sale of Dearborn                                               210.1              --         ND
     Corporate Governance                                                      --           (12.5)     100.0
Net Income from Continuing Operations                                   $   274.7       $    67.9      304.6
Net Income from Discontinued Operations - Health Care (b)                    43.4            58.3      (25.6)
Gain on Sale of Agracetus (after-tax)                                        79.4            --           ND
Net Income                                                              $   397.5       $   126.2      215.0 %

Earnings Per Share
- ------------------
     From Continuing Operations                                         $    2.82       $     .71      297.2 %
     From Discontinued Operations                                            1.27             .62      104.8
     Net Income                                                         $    4.09       $    1.33      207.5 %

Earnings Per Share (before special and one-time items)
- ------------------------------------------------------
     From Operations - Specialty Chemicals                              $     .95       $     .85       11.8 %
     From Discontinued Operations - Health Care                               .48             .62      (22.6)
     Operating Earnings                                                 $    1.43       $    1.47       (2.7)%

Average Number of Shares (Millions)                                          97.3            94.6

(a)  After an allocation of interest/financing expenses to discontinued operations.

(b)  Discontinued Operations - Health Care
     -------------------------------------
     Sales                                                              $ 1,105.2       $ 1,015.3        8.9 %
     Operating Income                                                   $   128.3 (d)   $   145.8      (12.0)
     Interest/Financing Expenses                                             51.2            41.7       22.8
     Pretax Operating Earnings                                               77.1           104.1      (25.9)
     Provision for Income Taxes                                              33.7            45.8      (26.4)
     Net Income from Discontinued operations                            $    43.4       $    58.3      (25.6)%

(c)  Includes $7.5 ($4.6 after-tax) of non-operating interest income.

(d)  Includes $8.5 ($3.9 after-tax) of one-time charges.

                               W. R. Grace & Co.
                              Specialty Chemicals
                                Geographic Data
                                ---------------
                             (Dollars In Millions)


QUARTER ENDED JUNE 30
- ---------------------
                                                                  Pretax
                                            Sales            Operating Income
                                     1996          1995       1996      1995
SPECIALTY CHEMICALS
- -------------------
   North America                   $   464       $   468      $  56     $  42
   Europe                              299           289         24        21
   Latin America                        68            63          8         5
   Asia Pacific                        118           112         14        17

      Total Specialty Chemicals    $   949       $   932      $ 102     $  85


SIX MONTHS ENDED JUNE 30
- ------------------------
                                                                  Pretax
                                            Sales            Operating Income
                                     1996          1995       1996      1995
SPECIALTY CHEMICALS
- -------------------
  North America                    $   886       $   889      $  91     $  69
  Europe                               584           560         50        44
  Latin America                        132           122         15         7
  Asia Pacific                         233           215         30        33

     Total Specialty Chemicals     $ 1,835       $ 1,786      $ 186     $ 153

                               W. R. Grace & Co.
                     Specialty Chemicals Supplemental Data
               1996 Sales and Percent Change Versus Prior Period
                             (Dollars In Millions)


QUARTER ENDED JUNE 30
- ---------------------

                                                                          Amount of Inc/(Dec) Due to:
                                       Sales                                 Price/
                              1996               1995         Vol.              Mix               Exch.          Total
Packaging                  $    422.4         $    423.5         4 %           (3)%               (1)%             -
Catalysts/Silicas               184.3              173.1         6              1                 (1)              6
Construction                    114.2              104.8         9              1                 (1)              9
Container                        89.1               94.8        (1)            (1)                (4)             (6)
Water Treatment                 103.6              100.8         3              2                 (2)              3
Other                            35.3               35.3         1              -                 (1)              -
  Total                    $    948.9         $    932.3         4 %           (1)%               (1)%             2 %


SIX MONTHS ENDED JUNE 30
- ------------------------

                                                                          Amount of Inc/(Dec) Due to:
                                       Sales                                 Price/
                              1996               1995         Vol.              Mix               Exch.          Total
Packaging                  $    831.5         $    814.3         4 %           (2)%                -               2 %
Catalysts/Silicas               366.5              338.0         6              2                  -               8
Construction                    198.5              192.0         2              1                  -               3
Container                       173.1              182.3        (3)             -                 (2)             (5)
Water Treatment                 201.2              193.9         2              2                  -               4
Other                            64.1               65.2        (1)            (1)                 -              (2)
  Total                    $  1,834.9         $  1,785.7         3 %            -                  -               3 %